EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C.  SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of REGAL-BELOIT CORPORATION (the “Company) on From 10-K for the period ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, the undersigned Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company here by certify, based on our knowledge, that the Annual Report.

REGAL-BELOIT CORPORATION
By:	/s/ HENRY W. KNUEPPEL
Henry W. Knueppel
Chief Executive Officer

REGAL-BELOIT CORPORATION
Date: March 10, 2006	By:	/s/ DAVID A. BARTA
David A. Barta
Vice President, Chief Financial Officer